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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, National Trust 229, California Trust 161, Florida Trust 80 and New York Trust 166:

  We consent to the use of our report dated January 29, 1998 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG Peat Marwick LLP

New York, New York
January 29, 1998